LIMITED POWER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that I,
Jeffrey J. Reynolds, the undersigned, of 865 Burton Cemetery Road, Mitchell, Indiana
47446, hereby make, constitute and appoint
Steven F. Crooke or, in the alternative, Jerry W. Fanska, each of Layne Christensen
Company, 1900 Shawnee Mission Parkway,
Mission Woods, Kansas, my true and lawful attorney-in-fact for me and in my name, place, and stead giving severally unto said
Mr. Crooke and Mr. Fanska full power to
execute and to file with the Securities and Exchange Commission ("SEC") as my attorney-in-fact, any and all SEC Forms 3, 4, 5 or 144 required to be filed under the Securities Act of 1933 or the Securities Exchange Act of 1934, each as amended, in connection with my beneficial ownership of equity securities of Layne Christensen Company.

     The rights, powers, and authority of
said attorney-in-fact herein granted shall commence and be in full force and effect as of the date hereof, and such rights, powers, and authority shall remain in full force and effect for as long as the undersigned is subject to the reporting requirements of
Section 16 or until revoked in writing by the undersigned, whichever first occurs.

     IN WITNESS WHEREOF, the undersigned has
executed this Limited Power of Attorney as of this 13th day of October, 2005.


                         /s/ Jeff Reynolds
                         -----------------
                            (Signature)


State of Indiana  )
                  ) ss.
County of 	Orange  )

            On this 13th day of October, 2005,
before me a notary public in and for said state, personally appeared Jeffrey J.
Reynolds, to me personally known, who being duly sworn, acknowledged that he had executed the foregoing instrument for purposes therein mentioned and set forth.

                  /s/ Mary A. Burton
                 -----------------------
[Seal]                Notary Public
                      Mary A. Burton
              Notary Public, State of Indiana
                      Lawrence County
               My Commission Exp. 02-05-2009

My Commission Expires:
     2-5-09
--------------------
      (Date)